NOVATION

LOTO INC.

FOUNDERS’ AGREEMENT

This Novation to the Founders’ Agreement (this “Novation”) is made as of April 19, 2010, by and between Loto Inc. (the “Company”), Mhalka Capital Investments Ltd. (“Mhalka”), A Few Brilliant Minds Inc. (the “Inventor”) and 2238646 Ontario Inc. (the “Ontario Company” and together with the Company, Mhalka, and the Inventor, the “Parties”).

WHEREAS, on May 13, 2009, the Company, the Inventor and Mhalka entered into a Founders’ Agreement (the “Founders’ Agreement”), pursuant to which the Inventor and Mhalka entered into certain agreements regarding the funding, development and management of the Company;

WHEREAS, simultaneously herewith, Mhalka and Ontario Company are entering into an agreement pursuant to which Mhalka shall sell to Ontario Company all of the shares of the Company’s common stock owned by Mhalka; and

WHEREAS, the Parties have now determined that it is advisable that Ontario Company replace Mhalka as a party to the Founders’ Agreement;

NOW, THEREFORE, the Parties hereby covenant and agree that:

1.           Ontario Company shall fully and completely assume all rights, obligations and liabilities under the Founders’ Agreement, to the full extent set forth therein.

2.           Mhalka is released from any and all obligations and liabilities under the Founders’ Agreement, and shall have no further duty thereunder.

3.           Mhalka hereby transfers any and all rights under Founders’ Agreement to Ontario Company, including but not limited to continuing rights regarding the governance of the Company and the appointment of its Board of Directors.

4.           The Inventor hereby irrevocably waives any and all rights set forth in Sections 4, 5 and 6 of the Founders’ Agreement concerning Mhalka’s sale to Ontario Company, including any and all Rights of First Refusal, Tag-Along Rights or similar rights.

5.           All other terms and conditions of the Founders’ Agreement shall be and remain in full force and effect as therein written, including those provisions waived hereby.

6.           This Novation may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute but one instrument.

7.           In the event of any conflict or inconsistency between the provisions of this Novation and the provisions of the Founders’ Agreement, the provisions of this Novation shall govern and control to the extent of such conflict or inconsistency.

Novation- Loto Inc. -Founders’ Agreement

IN WITNESS WHEREOF, the Parties have caused this Novation to be duly executed by the authorized officer set forth below as of the date first above stated.

LOTO INC.

By:	/s/ Stephen Knight
	Name:	Stephen Knight
	Title:	Chief Financial Officer

MHALKA CAPITAL INVESTMENTS LTD.

By:	/s/ Perpetum Finance Inc.
	Name:	Perpetum Finance Inc.
	Title:	Director

A FEW BRILLIANT MINDS INC.

By:	/s/ Gino Porco
	Name:	Gino Porco
	Title:	President

2238646 ONTARIO INC.

By:	/s/ Jason Randall Barrs
	Name:	Jason Randall Barrs
Title: